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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES ACT OF 1934

                       VIDATRON ENTERTAINMENT GROUP INC.
            (Exact name of Registrant as specified in its charter)

            (to be changed to Peace Arch Entertainment Group Inc.)

      British Columbia, Canada                                Not Applicable
    (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                        Identification Number)

                       Number 302, 1132 Hamilton Street
                            Vancouver, B.C. V6B 2S2
                                    Canada
                   (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

          Class B Subordinate Voting Shares   American Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box:  /X/..........

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box:  / /..........

Securities Act registration statement file number to which this form relates:
333-10354

Securities to be registered pursuant to Section 12(g) of the Act:   None.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         Furnish the information required by Item 202 of Regulation S-K
(S)229.202 of this chapter) or Item 202 of Regulation S-B ((S)228.202 of this chapter), as applicable.
         Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act ((S)230.424(b) of this chapter, this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.
         The description of the Class B Subordinate Voting Shares of the Registrant is incorporated by reference from that Registration Statement of Vidatron Entertainment Group Inc., whose name is to be changed to Peace Arch
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Entertainment Group Inc., as filed on Form F-1 with the Securities and Exchange
Commission on May 13, 1999, and that Amendment No.1 to the Registration Statement as filed on form F-1 with the Securities and Exchange Commission on June 24, 1999, and all amendments thereto.

Item 2.  Exhibits.

         List below all exhibits filed as part of the registration statement:

         Instruction.  See the instructions as to exhibits, set forth below.

         All exhibits filed as a part of this registration statement of the Registrant are incorporated by reference from that Registration Statement of Vidatron Entertainment Group Inc., whose name is to be changed to Peace Arch Entertainment Group Inc., as filed on Form F-1 with the Securities and Exchange Commission on May 13, 1999, and that Amendment No. 1 to the Registration Statement as filed on form F-1, as filed with the Securities and Exchange Commission on June 24, 1999, and all amendments thereto.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Peace Arch Entertainment Group Inc.
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Date:        June 24, 1999
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By:          /s/ W. D. Cameron White
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             W. D. Cameron White, Chief Executive Officer


                          INSTRUCTIONS AS TO EXHIBITS

     If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.